MORGAN STANLEY AIRCRAFT FINANCE
                             Report to Noteholders
               All amounts in US dollars unless otherwise stated


Month                          October-00
Payment Date                   15th of each month
Convention                     Modified Following Business Day
Current Payment Date           16-Oct-00
Current Calculation Date       10-Oct-00
Previous Payment Date          15-Sep-00
Previous Calculation Date      11-Sep-00
--------------------------------------------------------------------------------

1. Account Activity Summary between Calculation Dates
------------------------------------------------------------------------------------------------
                                    Prior         Deposits     Withdrawals      Balance on
                                   Balance                                      Calculation Date
                                  11-Sep-00                                     10-Oct-00
------------------------------------------------------------------------------------------------
Expense Account                   2,054,880.49   3,960,338.25    (965,370.46)    5,049,848.28
Collection Account               26,610,194.97  21,752,876.28 (26,610,194.97)   21,752,876.28
Aircraft Purchase Account                    -              -              -                -
Liquidity Reserve cash balance   48,359,891.00   1,200,000.00              -    49,559,891.00
----------------------------------------------------------------------------------------------
Total                            77,024,966.46  26,913,214.53 (27,575,565.43)   76,362,615.56
----------------------------------------------------------------------------------------------

2. Analysis of Expenses Account Activity
----------------------------------------------------------------------------------------------
Opening Balance on Previous Calculation Date                                     2,054,880.49
Transfer from Collection Account on previous Payment Date                        3,939,325.10
Permitted Aircraft Accrual                                                                  -
Interim Transfer from Collection Account                                                    -
Transfers from Aircraft Purchase Account                                                    -
Interest Income                                                                     21,013.15
Balance on current Calculation Date
 - Payments on previous payment date                                              (839,325.10)
 - Interim payments                                                               (126,045.36)
 - Other
----------------------------------------------------------------------------------------------
Balance on current Calculation Date                                              5,049,848.28
----------------------------------------------------------------------------------------------

3. Analysis of Collection Account Activity

----------------------------------------------------------------------------------------------
Opening Balance on Previous Calculation Date                                    26,610,194.97
Collections during period
 - Lease rentals                                                                18,523,301.49
 - Maintenance reserves                                                          2,873,646.65
 - Other leasing income                                                              1,710.65
 - Interest income                                                                 354,217.49
 - Lease rental received in error                                                           -
 - Interim transfer to Expense A/C                                                          -
Transfers from Aircraft Purchase Account                                                    -
Drawings under Credit or Liquidity Enhancement Facilities                                   -
Repayment of Drawings under Credit or Liquidity Enhancement Facilities                      -
Transfer to Expense Account on previous Payment Date
 - Required Expense Amount                                                      (3,939,325.10)
 - Permitted Aircraft Modifications                                                         -
Net Swap payments on previous Payment Date                                          14,854.18
Aggregate Note Payments on previous Payment Date                               (22,685,724.05)
----------------------------------------------------------------------------------------------
Balance on current Calculation Date                                             21,752,876.28
----------------------------------------------------------------------------------------------

Analysis of Liquidity Reserve Amount
First Collection Account Reserve                                                30,000,000.00
Cash Held
 - Accrued Expenses                                             5,049,848.28
 - Security Deposits                                           19,559,891.00    24,609,739.28
Morgan Stanley Facility                                                         30,000,000.00
ILFC Facility
   - Letter of Credit                                          20,000,000.00
   -Security Deposits                                          19,706,351.00    39,706,351.00
                                                                             -----------------
 Liquidity Reserve Amount                                                      124,316,090.28
                                                                             -----------------

Minimum Liquidity Reserve Amount                                                30,000,000.00
----------------------------------------------------------------------------------------------

                        MORGAN STANLEY AIRCRAFT FINANCE
                             Report to Noteholders
               All amounts in US dollars unless otherwise stated


Current Payment Date                   16-Oct-00
Current Calculation Date               10-Oct-00
Previous Payment Date                  15-Sep-00
Previous Calculation Date              11-Sep-00

----------------------------------------------------------------------------------------------------------------
Balance in Collection Account                                                                     21,752,876.28
Liquidity Reserve Amount                                                                         124,316,090.28
                                                                                              ------------------
Available Collections                                                                            146,068,966.56
                                                                                              ==================

3. Analysis of Collection Account Activity (Continued)
----------------------------------------------------------------------------------------------------------------
Analysis of Current Payment Date Distributions

(i)          Required Expense Amount
              - Servicer Fee                                                       667,590.71
              - Administration Agent Fee                                           114,151.26
              - Other Service Providers                                             12,500.01
              - Accrued Expenses                                                 2,000,000.00
                                                                            ------------------
             Total Required Expense Amount                                                         2,794,241.98
(ii) a)      Class A Interest but excluding Step-up                                                8,352,355.88
     b)      Swap Payments other than subordinated swap payments                                     247,612.48
(iii) a)     Repayment of Primary Eligible Credit Facilities                                                  -
     b)      First Collection Account top-up (Minimum liquidity reserve $30 m)                    30,000,000.00
(iv)         Class A Minimum principal payment                                                                -
(v)          Class B Interest                                                                      1,035,930.67
(vi)         Class B Minimum principal payment                                                       329,650.40
(vii)        Class C Interest                                                                      1,012,125.00
(viii)       Class C Minimum principal payment                                                                -
(ix)         Class D Interest                                                                        797,500.00
(x)          Class D Minimum principal payment                                                                -
(xi)  a)     Secondary Eligible Credit Facilities (ILFC and Morgan Stanley Facilities)                        -
      b)     Second collection account top-up                                                     94,316,090.28
(xii)        Class A Scheduled principal                                                                      -
(xiii)       Class B Scheduled principal                                                             241,343.45
(xiv)        Class C Scheduled principal                                                              90,000.00
(xv)         Class D Scheduled principal                                                                      -
(xvi)        Permitted accruals for Modifications
(xvii)       Step-up interest                                                                                 -
(xviii)      Beneficial interest                                                                              -
(xix)        Class A Supplemental principal                                                        6,852,116.42
(xx)         Class B Supplemental principal                                                                   -
(xxi)        Class D Redemption Price                                                                         -
(xxii)       Class C Redemption Price                                                                         -
(xxiii)      Class B Redemption Price                                                                         -
(xxiv)       Class A Redemption Price                                                                         -
(xxv)        Subordinated Swap payments                                                                       -
(xxvi)       all remaining amounts to holders of Beneficial interests
             Total Payments with respect to Payment Date                                         146,068,966.56
             less collection Account Top Ups (iii) (b) and (xi) (b) above                        124,316,090.28
                                                                                              ------------------
                                                                                                  21,752,876.28
                                                                                              ==================

                        MORGAN STANLEY AIRCRAFT FINANCE
                             Report to Noteholders
               All amounts in US dollars unless otherwise stated



Current Payment Date                16-Oct-00
Current Calculation Date            10-Oct-00
Previous Payment Date               15-Sep-00
Previous Calculation Date           11-Sep-00
--------------------------------------------------------------------------------

4. Payments on the Notes by Subclass

------------------------------------------------------------------------------------------------------------
                                     Subclass       Subclass       Subclass       Subclass        Total
Floating Rate Notes                     A-2            A-3            A-4            A-5         Class A
------------------------------------------------------------------------------------------------------------
Applicable LIBOR                     6.62125%       6.62125%        6.62125%       6.62125%
Applicable Margin                     0.3500%        0.5200%         0.5400%        0.5800%
Applicable Interest Rate             6.97125%       7.14125%        7.16125%       7.20125%
Day Count                            Act/360        Act/360         Act/360        Act/360
Actual Number of Days                     31             31              31             31
Interest Amount Payable         1,290,072.95   3,566,657.64    1,233,326.39   2,262,298.90
Step-up Interest Amount Payable        NA             NA              NA             NA
                                ============   ============    ============   ============  ================
Total Interest Paid             1,290,072.95   3,566,657.64    1,233,326.39   2,262,298.90      8,352,355.88
------------------------------------------------------------------------------------------------------------

Expected Final Payment Date      15-Sep-05      15-Mar-02       15-Mar-03     15-Jun-08
Excess Amortization Date         15-Apr-98      15-Mar-02       15-Mar-03     15-Apr-00
------------------------------------------------------------------------------------------------------------
Original Balance              340,000,000.00 580,000,000.00  200,000,000.00 400,000,000.00
Opening Outstanding
  Principal Balance           214,903,960.98 580,000,000.00  200,000,000.00 364,823,581.32  1,359,727,542.30
------------------------------------------------------------------------------------------------------------
Extended Pool Factors                  77.21%        100.00%         100.00%        100.00%
Pool Factors                           66.77%        100.00%         100.00%         92.01%
------------------------------------------------------------------------------------------------------------
Extension Amount                           -              -               -              -
Pool Factor Amount                         -              -               -              -
Surplus Amortisation            2,540,067.28              -               -   4,312,049.14
------------------------------------------------------------------------------------------------------------
Total Principal
  Distribution Amount           2,540,067.28              -               -   4,312,049.14      6,852,116.42
------------------------------------------------------------------------------------------------------------
Redemption Amount
- amount allocable to principal
- amount allocable to premium
------------------------------------------------------------------------------------------------------------
Closing Outstanding
  Principal Balance           212,363,893.70 580,000,000.00  200,000,000.00 360,511,532.18  1,352,875,425.88
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                                     Subclass    Subclass       Total
Floating Rate Notes                     B-1         B-2        Class B
---------------------------------------------------------------------------
Applicable LIBOR                      6.6213%        6.6213%
Applicable Margin                     0.6500%        1.0500%
Applicable Interest Rate             7.27125%       7.67125%
Day Count                            Act/360        Act/360
Actual Number of Days                     31             31
Interest Amount Payable           540,545.32     495,385.35
Step-up Interest Amount Payable        NA             NA
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Total Interest Paid               540,545.32     495,385.35    1,035,930.67
---------------------------------------------------------------------------

Expected Final Payment Date        15-Mar-13      15-Mar-07
Excess Amortisation Date           15-Apr-98      15-Mar-07
---------------------------------------------------------------------------
Original Balance              100,000,000.00  75,000,000.00
Opening Outstanding
  Principal Balance            86,330,417.37  74,992,500.00  161,322,917.37
---------------------------------------------------------------------------
Extended Pool Factors                  93.79%        100.00%
Pool Factors                           89.72%         99.99%
---------------------------------------------------------------------------
Extension Amount                           -              -
Pool Factor Amount                         -              -
Surplus Amortisation              570,993.85              -
---------------------------------------------------------------------------
Total Principal
  Distribution Amount             570,993.85              -      570,993.85
---------------------------------------------------------------------------
Redemption Amount
- amount allocable to principal
- amount allocable to premium
---------------------------------------------------------------------------
Closing Outstanding
  Principal Balance            85,759,423.52  74,992,500.00  160,751,923.52
---------------------------------------------------------------------------
--------------------------------------------------------------------------                    --------------
                                   Subclass    Subclass       Total                               Subclass
Fixed Rate Notes                      C-1         C-2        Class C                                 D-1
--------------------------------------------------------------------------                    --------------
Applicable Interest Rate             6.90000%       9.60000%                                         8.70000%
Day count                           30 / 360       30 / 360                                         30 / 360
Number of Days                            30             30                                               30
Interest Amount Payable           572,125.00     440,000.00                                       797,500.00
--------------------------------------------------------------------------                    --------------
Total Interest Paid               572,125.00     440,000.00    1,012,125.00                       797,500.00
--------------------------------------------------------------------------                    --------------
Expected Final Payment Date        15-Mar-13      15-Oct-16                                        15-Mar-14
Excess Amortisation Date           15-Mar-13      15-Oct-16                                        15-Mar-10
Original Balance              100,000,000.00  55,000,000.00                                   110,000,000.00
Opening Outstanding
  Principal Balance            99,500,000.00  55,000,000.00  154,500,000.00                   110,000,000.00
--------------------------------------------------------------------------                    --------------
Extended Pool Factors                 100.00%        100.00%                                          100.00%
Expected Pool Factors                  99.41%        100.00%                                          100.00%
--------------------------------------------------------------------------                    --------------
Extended Amount                            -              -                                                -
Expected Pool Factor Amount        90,000.00              -                                                -
Surplus Amortisation                       -              -
--------------------------------------------------------------------------                    --------------
Total Principal
  Distribution Amount              90,000.00              -       90,000.00                                -
--------------------------------------------------------------------------                    --------------
Redemption Amount                          -              -                                                -
- amount allocable to principal            -              -                                                -
- amount allocable to premium              -              -                                                -
--------------------------------------------------------------------------                    --------------
Closing Outstanding
  Principal Balance            99,410,000.00  55,000,000.00  154,410,000.00                   110,000,000.00
--------------------------------------------------------------------------                    --------------

                        MORGAN STANLEY AIRCRAFT FINANCE
                             Report to Noteholders
               All amounts in US dollars unless otherwise stated


Current Payment Date                           16-Oct-00
Current Calculation Date                       10-Oct-00
Previous Payment Date                          15-Sep-00
Previous Calculation Date                      11-Sep-00
--------------------------------------------------------------------------------

5. Floating Rate Note information for next Interest Accrual Period

Start of Interest Accrual Period               16-Oct-00
End of Interest Accrual Period                 15-Nov-00
Reference Date                                 13-Nov-00

-----------------------------------------------------------------------------------------------------------------------
                                                A-2           A-3          A-4          A-5         B-1           B-2
-----------------------------------------------------------------------------------------------------------------------
Applicable LIBOR                            6.62000%      6.62000%     6.62000%    6.62000%     6.62000%       6.62000%
Applicable Margin                            0.3500%       0.5200%      0.5400%     0.5800%      0.6500%        1.0500%
Applicable Interest Rate                     6.9700%       7.1400%      7.1600%     7.2000%      7.2700%        7.6700%
Actual Pool Factor                            62.46%       100.00%      100.00%      90.13%       85.76%         99.99%


--------------------------------------------------------------------------------
Fixed Rate Notes                                C-1           C-2          D-1
--------------------------------------------------------------------------------
Actual Pool Factor                            99.41%       100.00%      100.00%


6. Payments per $ 100,000 Initial Outstanding Principal Balance of Notes

---------------------------------------------------------------------------------------------------------------------------
(a) Floating Rate Notes                         A-2           A-3          A-4          A-5         B-1           B-2
----------------------------------------------------------------------------------------------------------------------------

Opening Outstanding Principal Balance          63,207.05    100,000.00   100,000.00   91,205.90    86,330.42      99,990.00
Total Principal Payments                          747.08             -            -    1,078.01       570.99              -
Closing Outstanding Principal Balance          62,459.97    100,000.00   100,000.00   90,127.88    85,759.42      99,990.00

Total Interest                                    379.43        614.94       616.66      565.57       540.55         660.51
Total Premium                                     0.0000%       0.0000%      0.0000%     0.0000%      0.0000%        0.0000%

----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
(b) Fixed Rate Notes                            C-1           C-2          D-1
-----------------------------------------------------------------------------------
Opening Outstanding Principal Balance          99,500.00    100,000.00   100,000.00
Total Principal Payments                           90.00             -            -
Closing Outstanding Principal Balance          99,410.00    100,000.00   100,000.00

Total Interest                                    572.13        800.00       725.00
Total Premium                                          -             -            -
-----------------------------------------------------------------------------------

                        MORGAN STANLEY AIRCRAFT FINANCE

      Cumulative Performance to Date - March 15, 2000 to October 15, 2000 all amounts in millions of US dollars unless otherwise stated


                                                                                                       All amounts in millions of
                                                                                                            US dollars unless
                                                                                                            otherwise stated
-----------------------------------------------------------------------------------------------------------------------------------
                                              Mar-00 Apr-00 May-00 Jun-00 Jul-00 Aug-00 Sep-00 Oct-00      Cumulative to Date
                                                                                                       Actual  Base Case  Variance
-----------------------------------------------------------------------------------------------------------------------------------
                     CASH COLLECTIONS
 [1]                 Lease Rentals                    26.3   18.2   22.7   17.0   18.2   22.7   17.5   142.5     142.5      (0.0)
 [2]                 - Renegotiated Leases             0.0    0.0    0.0    0.0    0.0    0.0    0.0     0.0         -       0.0
 [3]                 - Rental Resets                     -      -      -    0.0    0.0    0.0    0.0     0.1         -       0.1
                                            ---------------------------------------------------------------------------------------
 [4] Sum [1]..[3]    Contracted Lease Rentals         26.3   18.2   22.7   17.0   18.2   22.7   17.5   142.6     142.5       0.1
 [5]                 Movement in Current
                      Arrears Balance                 (0.3)  (0.5)   0.7   (0.3)   0.4   (0.7)   0.4    (0.3)        -      (0.3)

                     less Net Stress-related
                      Costs
 [6]                  - Bad Debts                        -      -   (1.8)     -      -      -      -    (1.8)
 [7]                  - Security Deposits
                         Drawn Down                      -      -    0.7      -      -      -      -     0.7
 [8]                  - Restructured Arrears             -      -      -      -      -      -      -       -
 [9]                  - AOG                           (0.3)  (0.3)  (0.7)  (0.5)  (0.5)  (0.5)  (0.5)   (3.6)
[10]                  - Other Leasing Income          (1.5)   0.4    0.6    6.6   (1.5)   1.1    1.1     7.0
[11]                  - Repossession Costs            (0.0)  (0.1)  (0.1)  (0.1)  (0.1)  (0.1)     -    (0.4)
                                            ---------------------------------------------------------------------------------------
[12] Sum [6]..[11]   sub-total                        (1.9)   0.0   (1.3)   6.0   (2.2)   0.5    0.6     1.9      (6.4)      8.3

[13] [4]+[5]+[12]    Net Lease Rentals                24.1   17.7   22.1   22.7   16.4   22.6   18.5   144.2     136.1       8.0

[14]                 Interest Earned                   0.2    0.3    0.4    0.3    0.4    0.4    0.4     2.4       1.4       1.0
                     Maintenance Receipts              1.9    2.1    2.4    2.3    2.1    3.6    2.9    17.3         -      17.3
                     Maintenance Payments             (3.1)  (4.2)  (5.3)  (2.0)  (3.0)  (1.8)  (0.0)  (19.5)        -     (19.5)
                                            ---------------------------------------------------------------------------------------
[15]                 Net Maintenance                  (1.2)  (2.1)  (3.0)   0.3   (0.9)   1.8    2.8    (2.1)        -      (2.1)

[16] Sum [13]..[15]  Total Cash Collections           23.2   15.9   19.5   23.4   15.9   24.8   21.7   144.4     137.6       6.9

-----------------------------------------------------------------------------------------------------------------------------------
                     CASH EXPENSES
                     Aircraft Operating
                      Expenses
[17]                  - Insurance                     (0.2)     -   (0.0)     -   (0.1)  (0.1)  (0.1)   (0.6)
[18]                  - Re-leasing and other
                        overheads                     (0.1)  (0.1)  (0.1)  (0.0)     -   (0.1)  (0.0)   (0.2)
                                            ---------------------------------------------------------------------------------------
[19] [17]+[18]       sub-total                        (0.3)  (0.1)  (0.1)  (0.0)  (0.1)  (0.2)  (0.1)   (0.8)     (1.1)      0.3

                     SG&A Expenses
                     Aircraft Servicer Fees
                     - Base Fee                       (0.2)  (0.2)  (0.2)  (0.2)  (0.2)  (0.2)  (0.2)   (1.7)     (1.7)      0.0
                     - Rent Collected Fee             (0.3)  (0.2)  (0.3)  (0.3)  (0.2)  (0.3)  (0.3)   (1.8)     (1.7)     (0.0)
                     - Rent Contracted Fee            (0.2)  (0.2)  (0.2)  (0.2)  (0.2)  (0.2)  (0.1)   (1.4)     (1.4)      0.1
                     - Incentive Fee                     -      -      -      -      -      -      -       -         -         -
                                            ---------------------------------------------------------------------------------------
[20]                 sub-total                        (0.8)  (0.6)  (0.7)  (0.7)  (0.6)  (0.7)  (0.7)   (4.9)     (4.9)      0.0

                     Other Servicer Fees
                     Cabot                            (0.1)  (0.1)  (0.1)  (0.1)  (0.1)  (0.1)  (0.1)   (0.7)     (0.7)      0.0
                     Other Service Providers          (0.7)  (0.0)  (0.4)  (0.0)  (0.1)  (0.0)  (0.0)   (1.3)     (0.4)     (0.8)
                                            ---------------------------------------------------------------------------------------
[21]                 sub-total                        (0.8)  (0.1)  (0.5)  (0.1)  (0.1)  (0.1)  (0.1)   (1.9)     (1.1)     (0.8)

[22] S [19]..[21]    Total Cash Expenses              (1.9)  (0.8)  (1.3)  (0.8)  (0.9)  (1.1)  (0.9)   (7.6)     (7.1)     (0.5)

-----------------------------------------------------------------------------------------------------------------------------------
                     NET CASH COLLECTIONS
[23] [16]            Total Cash Collections           23.2   15.9   19.5   23.4   15.9   24.8   21.7   144.4      137.6      6.9
[24] [22]            Total Cash Expenses              (1.9)  (0.8)  (1.3)  (0.8)  (0.9)  (1.1)  (0.9)   (7.6)     (7.1)     (0.5)
[25]                 Drawings from Expense
                      Account                          4.1    4.6    5.9    2.0    3.3    2.1    0.1    22.1         -      22.1
[26]                 Transfer to Expense
                      Account                         (0.9)  (6.4)  (4.1)  (2.5)  (4.2)  (3.1)  (2.0)  (23.3)        -     (23.3)
[27]                 Interest Payments               (11.2)  (9.9) (11.3) (11.7) (10.7) (11.3) (11.2)  (77.3)    (72.5)     (4.7)
[28]                 Swap Payments                    (0.6)  (1.0)  (0.1)  (0.2)   0.0    0.0   (0.2)   (2.1)     (6.1)      4.0
[29]                 Exceptional Items                   -      -      -      -      -      -      -       -         -         -
                                            ---------------------------------------------------------------------------------------
[30] Sum [23..[29]   TOTAL                            12.7    2.3    8.6   10.2    3.5   11.4    7.5    56.2      51.9       4.4
                                            =======================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
[31]                 PRINCIPAL PAYMENTS
                     subclass A2                       1.1    0.1    1.0    3.2    1.1    3.3    2.5    12.3      11.2       1.1
                     subclass A3                         -      -      -      -      -      -      -       -         -         -
                     subclass A4                         -      -      -      -      -      -      -       -         -         -
                     subclass A5                      10.9    1.6    7.1    6.3    1.8    7.5    4.3    39.5      36.3       3.2
                     subclass B1                       0.6    0.6    0.6    0.6    0.6    0.6    0.6     4.0       4.0       0.0
                     subclass B2                         -      -      -      -      -    0.0      -     0.0       0.0         -
                     subclass C1                       0.0    0.1    0.1    0.1    0.1    0.1    0.1     0.5       0.5      (0.0)
                     subclass C2                         -      -      -      -      -      -      -       -         -         -
                     subclass D1                         -      -      -      -      -      -      -       -         -         -
                                          -----------------------------------------------------------------------------------------
                     Total                            12.7    2.3    8.6   10.2    3.5   11.4    7.5    56.2      51.9       4.4
                                          =========================================================================================
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
       Debt Balances
       subclass A2         224.7    223.5    223.4     222.5     219.3     218.2     214.9     212.4     212.4     213.5   1.1
       subclass A3         580.0    580.0    580.0     580.0     580.0     580.0     580.0     580.0     580.0     580.0     -
       subclass A4         200.0    200.0    200.0     200.0     200.0     200.0     200.0     200.0     200.0     200.0     -
       subclass A5         400.0    389.1    387.5     380.4     374.1     372.3     364.8     360.5     360.5     363.7   3.2
       subclass B1          89.7     89.1     88.6      88.0      87.5      86.9      86.3      85.8      85.8      85.8   0.0
       subclass B2          75.0     75.0     75.0      75.0      75.0      75.0      75.0      75.0      75.0      75.0     -
       subclass C1          99.9     99.8     99.8      99.7      99.7      99.6      99.5      99.4      99.4      99.4  (0.0)
       subclass C2          55.0     55.0     55.0      55.0      55.0      55.0      55.0      55.0      55.0      55.0     -
       subclass D1         110.0    110.0    110.0     110.0     110.0     110.0     110.0     110.0     110.0     110.0     -
                         ----------------------------------------------------------------------------------------------------------
       TOTAL             1,834.3  1,821.6  1,819.3   1,810.6   1,800.5   1,797.0   1,785.6   1,778.0   1,778.0   1,782.4   4.4
                         =====================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------

[Financial Data -- To be continued]

[Financial Data -- Continued]


                                                  Dollar amounts expressed as
                                                  a percentage 2000 Base Case
                                                         Lease Rentals
-------------------------------------------------------------------------------
                                                     Cumulative to Date
                                                 Actual  Base Case  Variance
-------------------------------------------------------------------------------
                     CASH COLLECTIONS
 [1]                 Lease Rentals               100.0%      0.0%      0.0%
 [2]                 - Renegotiated Leases         0.0%
 [3]                 - Rental Resets               0.1%
                                                -------------------------------
 [4] Sum [1]..[3]    Contracted Lease Rentals    100.1%    100.0%    100.0%
 [5]                 Movement in Current
                      Arrears Balance             -0.2%      0.0%     -0.2%

                     less Net Stress-related
                      Costs
 [6]                  - Bad Debts                 -1.3%
 [7]                  - Security Deposits
                         Drawn Down                0.5%
 [8]                  - Restructured Arrears       0.0%
 [9]                  - AOG                       -2.5%
[10]                  - Other Leasing Income       4.9%
[11]                  - Repossession Costs        -0.3%
                                                -------------------------------
[12] Sum [6]..[11]   sub-total                     1.3%     -4.5%      5.8%

[13] [4]+[5]+[12]    Net Lease Rentals           101.1%     95.5%      5.6%

[14]                 Interest Earned               1.7%      1.0%      0.7%
                     Maintenance Receipts         12.1%      0.0%     12.1%
                     Maintenance Payments        -13.6%      0.0%    -13.6%
                                                -------------------------------
[15]                 Net Maintenance              -1.5%      0.0%     -1.5%

[16] Sum [13]..[15]  Total Cash Collections      101.3%     96.5%      4.8%

                                                -------------------------------
                     CASH EXPENSES
                     Aircraft Operating
                      Expenses
[17]                  - Insurance                 -0.4%
[18]                  - Re-leasing and other
                        overheads                 -0.2%
                                                -------------------------------
[19] [17]+[18]       sub-total                    -0.6%     -0.8%      0.2%

                     SG&A Expenses
                     Aircraft Servicer Fees
                     - Base Fee                   -1.2%     -1.2%      0.0%
                     - Rent Collected Fee         -1.2%     -1.2%      0.0%
                     - Rent Contracted Fee        -1.0%     -1.0%      0.0%
                     - Incentive Fee               0.0%      0.0%      0.0%
                                                -------------------------------
[20]                 sub-total                    -3.4%     -3.4%      0.0%

                     Other Servicer Fees
                     Cabot                        -0.5%     -0.5%      0.0%
                     Other Service Providers      -0.9%     -0.3%     -0.6%
                                                -------------------------------
[21]                 sub-total                    -1.4%     -0.8%     -0.6%

[22] S [19]..[21]    Total Cash Expenses          -5.3%     -5.0%     -0.3%

                                                -------------------------------
                     NET CASH COLLECTIONS
[23] [16]            Total Cash Collections      101.3%     96.5%      4.8%
[24] [22]            Total Cash Expenses          -5.3%     -5.0%     -0.3%
[25]                 Drawings from Expense
                      Account                     15.5%      0.0%     15.5%
[26]                 Transfer to Expense
                      Account                    -16.4%      0.0%    -16.4%
[27]                 Interest Payments           -54.2%    -50.9%     -3.3%
[28]                 Swap Payments                -1.5%     -4.3%      2.8%
[29]                 Exceptional Items             0.0%      0.0%      0.0%
                                                -------------------------------
[30] Sum [23..[29]   TOTAL                        39.5%     36.4%      3.1%
                                                ===============================
[31]                 PRINCIPAL PAYMENTS
                     subclass A2                    8.6%     7.8%      0.8%
                     subclass A3                   0.0%      0.0%      0.0%
                     subclass A4                   0.0%      0.0%      0.0%
                     subclass A5                   27.7%    25.4%      2.3%
                     subclass B1                   2.8%      2.8%      0.0%
                     subclass B2                   0.0%      0.0%      0.0%
                     subclass C1                   0.3%      0.3%      0.0%
                     subclass C2                   0.0%      0.0%      0.0%
                     subclass D1                   0.0%      0.0%      0.0%
                                                -------------------------------
                     Total                        39.5%     36.4%      3.1%
                                                ===============================


                                                              Actual                 2000 Base Case           Variance
                                                              ------                 --------------           --------
       Source of Funds
       Net Cash Collections                                     56.2                      51.9                    4.3
       Add Back Interest                                        77.3                      72.5                    4.8
       Add Back Swap Payments                                    2.1                       6.1                   (4.0)
                                                             -------                   -------                -------
  a                                                            135.6                     130.5                    5.1
                                                             -------                   -------                -------
       Application of Funds
  b    Swap Payments                                             2.1                       6.1                   (4.0)
  c    Class A Interest                                         57.5                      53.2                    4.3
  d    Class A Minimum                                           5.8                       4.8                    1.0
  e    Class B Interest                                          7.1                       6.6                    0.5
  f    Class B Minimum                                           2.9                       2.9                      -
  g    Class C Interest                                          7.1                       7.1                      -
  h    Class C Minimum                                             -                         -                      -
  I    Class D Interest                                          5.6                       5.6                      -
  j    Class D Minimum                                             -                         -                      -
  k    Class A Scheduled                                         0.8                       0.2                    0.6
  l    Class B Scheduled                                         1.0                       1.0                      -
  m    Class C Scheduled                                         0.5                       0.5                      -
  n    Class D Scheduled                                           -                         -                      -
  o    Permitted Aircraft Modifications                            -                         -                      -
  p    Class A Supplemental                                     45.2                      42.5                    2.7
                                                             -------                   -------                -------
                                                               135.6                     130.5                    5.1
                                                             -------                   -------                -------
-----------------------------------------------------------------------------------------------------------------------------------
 [1]   Interest Coverage Ratio
       Class A                                                  2.28                      2.20  = a / (b+c)
       Class B                                                  1.87                      1.85  = a / (b+c+d+e)
       Class C                                                  1.64                      1.62  = a / (b+c+d+e+f+g)
       Class D                                                  1.54                      1.51  = a / (b+c+d+e+f+g+h+i)
 [2]   Debt Coverage Ratio
       Class A                                                  1.53                      1.51  = a / (b+c+d+e+f+g+h+i+j+k)
       Class B                                                  1.51                      1.49  = a / (b+c+d+e+f+g+h+i+j+k+l)
       Class C                                                  1.50                      1.48  = a / (b+c+d+e+f+g+h+i+j+k+l+m)
       Class D                                                  1.50                      1.48  = a / (b+c+d+e+f+g+h+i+j+k+l+m+n)
-----------------------------------------------------------------------------------------------------------------------------------

       Loan-to-Value Ratios         2000 Base Case            Actual               2000 Base Case
                                      15-Mar-00              15-Oct-00               15-Oct-00
                                      ---------              ---------               ---------
 [3]   Assumed Portfolio Value       2,000.9                 1,952.3                   1,952.3
       Liquidity Reserve Amount
         - Cash                         30.0                    30.0                      30.0
         - Accrued Expenses              6.0                     7.0                       7.0
         - Security Deposits             7.1                    19.6                      19.6
                                     -------                 -------                   -------
       subtotal cash                    43.1                    56.6                      56.6
         - Letters of Credit            82.1                    69.5                      69.5
                                     -------                 -------                   -------
       Total Liquidity Reserve         125.2                   126.1                     126.1

 [4]   Total Asset Value             2,126.1                 2,078.4                   2,078.4
       Note Balance
       Class A                       1,404.7      66.1%      1,352.9      65.6%        1,357.3      65.6%
       Class B                         164.7      73.8%        160.8      73.3%          160.7      73.3%
       Class C                         154.9      81.1%        154.4      80.7%          154.4      80.7%
       Class D                         110.0      86.3%        110.0      86.0%          110.0      86.0%
                                     -------                 -------                   -------
       Total                         1,834.3                 1,778.0                   1,782.4

[1] Interest Coverage Ratio is equal to Net Cash Collections, before Interest and swap payments, expressed as a ratio of the swap costs and interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

[2] Debt Coverage Ratio is equal to Net Cash Collections before interest and swap payments, expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of Notes plus the interest and minimum and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

[3] Assumed Portfolio Value represents the Initial Appraised Value of each aircraft in the Portfolio multiplied by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

[4] Total Asset Value is equal to Total Portfolio Value plus Liquidity Reserve Amount.

--------------------------------------------------------------------------------
 Note:            Report Line Name                  Description
--------------------------------------------------------------------------------
               CASH COLLECTIONS
[1]            Lease Rentals          Assumptions per the March 2000 Prospectus,
                                      the "2000 Base Case".

[2]            - Renegotiated         Loss in rental revenue caused by a lessee
                 Leases               negotiating a reduction in the lease
                                      rental.

[3]            - Rental Resets        Loss in rental when new lease rates are
                                      lower than those assumed in the 2000 Base
                                      Case.

[4] S[1]..[3]  Contracted Lease       Current Contracted Lease Rentals less
               Rentals                adjustments for renegotiated leases and
                                      rental resets.

[5]            Movement in Current    Current Contracted Lease Rentals not
               Arrears Balance        received as at the latest Calculation
                                      Date, excluding Bad Debts.

               less Net Stress-related Costs
[6]            - Bad Debts            Rental Arrears owed by lessees who have
                                      defaulted and which are deemed
                                      irrecoverable.

[7]            - Security Deposits    Amounts drawn down from Security Deposits
                 Drawn Down           to offset arrears or Bad Debts.

[8]            - Restructured Arrears Current Arrears that have been capitalized and restructured into a note payable.

[9]            - AOG                  Base Case lease rental lost when an air-
                                      craft is off-lease and non-revenue
                                      earning.

[10]           - Other Leasing Income Includes lease termination payments, rental guarantees and late payments
                                      charges.

[11]           - Repossession Costs   Legal and technical costs incurred as a
                                      result of repossessing an aircraft.

[12] S[6]..[11] sub-total

[13]           Net Lease Rentals      Contracted Lease Rentals less Movement in
   [4]+[5]+[12]                       Current Arrears Balance and Net Stress
                                      related costs

[14]           Interest Earned        Interest earned on monthly cash balances
                                      held in Collection and Expense Accounts.

[15]           Net Maintenance        Maintenance Revenue Reserve received less
                                      any reimbursements paid to lessees.

[16]           Total Cash Collections Net Lease Rentals + Interest Earned +
   S[14]..[16]                        Net Maintenance
--------------------------------------------------------------------------------

               CASH EXPENSES
               Aircraft Operating     All operational costs related to the
               Expenses               leasing of aircraft.

[17]           - Insurance            Premium for contingent insurance policies.

[18]           - Re-leasing and other Miscellaneous re-delivery and leasing
                 overheads            costs associated with re-leasing events.

[19] [17]+[18] sub-total

               SG&A Expenses          All fees paid to the Aircraft Servicer and
                                      to other service providers.

 [20]          Aircraft Servicer Fees Monthly and annual fees paid to the Air-
                                      craft Servicer, ILFC.

               - Base Fee             Fixed amount per month per aircraft and
                                      changes only as aircraft are acquired or sold.

               - Rent Collected Fee   Amount equal to approximately 1.25% of
                                      rentals received during the previous
                                      calendar month.

               - Rent Contracted Fee  Amount equal to 1.00% of rentals
                                      contracted in the current calendar month.

               - Incentive Fee        Annual fee paid to Servicer for per-
                                      formance above an annually agreed target.

[21]           Other Servicer Fees    Fees paid to other service providers
                                      including the Administrative Agent,
                                      Financial Advisor and Independent Trustees

[22]           Total Cash Expenses    Aircraft Operating Expenses + SG&A
  S [19]..[21]                        Expenses
--------------------------------------------------------------------------------
                NET CASH COLLECTIONS

[23]    [16]   Total Cash Collections as per line 17 above.

[24]    [22]   Total Cash Expenses    as per line 24 above.

[25]           Drawings from Expense  Cash drawn from the Expense Account and
               Account                used to pay for expenses during the
                                      period.

[26]           Transfer to Expense    Cash set aside in the Expense Account to
               Account                pay for future expected expense
                                      obligations.

[27]           Interest Payments      Interest Payments to Noteholders on all
                                      outstanding debt.

[28]           Swap Payments          Net Swap Payments (paid) / received.

[29]           Exceptional Items      Cash flows that occur infrequently and are
                                      outside the normal business activities of MSAF Group.

[30]           TOTAL
S [24]...[29]
--------------------------------------------------------------------------------
[31]           PRINCIPAL PAYMENTS     Principal Payments to Noteholders.

                        MORGAN STANLEY AIRCRAFT FINANCE

         Cash Analysis of Financial Condition and Results of Operations

                Three Month Period from June 2000 to August 2000

                                    CONTENTS


I        Background and General Information

II Comparison of Actual Cash Flows versus the 2000 Base Case for the Third Quarter 2000

III      Other Financial Data

IV       Recent Developments

         Appendices

I  Background and General Information

Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, is a special purpose vehicle which owns aircraft subject to operating leases. Under the terms of its Indenture, MSAF may acquire additional aircraft and sell aircraft from the fleet. Any acquisition of additional aircraft will be subject to certain confirmations with respect to the Notes from rating agencies and compliance with certain operating covenants of MSAF as set out in the Indenture.

Initial Portfolio
On March 3, 1998, MSAF issued $1,050 million of Notes in connection with its acquisition of 33 aircraft plus an engine with a total appraised value at September 30, 1997 of $1,115.5 million from International Lease Finance Corporation ("ILFC"). All but one of the 33 aircraft was acquired by MSAF.

New Issuance
On March 15, 2000, MSAF refinanced the A-1 subclass Notes of $400 million as part of a total issuance of $1,310 million of New Notes in five subclasses (A-3, A-4, A-5, B-2 and C-2). In addition to the refinancing of the A-1 subclass, the New Notes were issued in association with MSAF's acquisition of 29 aircraft with a total appraised value of $1,047.8 million as of November 30, 1999 from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSDW acquired two aircraft from an affiliate of GE Capital Corporation on March 19, 1999 and 27 aircraft from ILFC on August 6, 1999.

Combined Portfolio
As a result of the acquisition, the overall size of MSAF's combined aircraft fleet is now 61 aircraft plus an engine with a total appraised value of $2,000.9 million as of November 30, 1999. As of October 1, 2000, MSAF had 61 lease contracts in effect with 41 lessees based in 25 countries and one aircraft was off-lease as shown in Appendix A.

Management Discussion and Analysis
The discussion and analysis that follows in Section II and III are based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF Group") for the Third Quarter 2000 and relates to the combined portfolio of 61 aircraft plus an engine.

For the purposes of this report, the "Third Quarter 2000", discussed in Section II shall comprise information from the monthly cash reports dated June 15, 2000 to August 15, 2000. The financial data in this report includes cash receipts from May 10, 2000 (first day of the Collection Period for the June 2000 Report) up to August 9, 2000 (last day of the Collection Period for the August 2000 Report). It also includes payments made by MSAF Group between May 16, 2000 and up to August 15, 2000 (the Note Payment Date for the August 2000 Report).

MSAF Group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors. These include the level and volatility of interest rates, the availability of credit, fuel costs and both general and regional economic conditions affecting lessee operations and trading. Other factors to consider are manufacturer production levels, passenger demand, retirement and obsolescence of aircraft models, manufacturers exiting or entering the market or ceasing to produce aircraft types or re-introduction into service of aircraft previously in storage. In addition, state regulations and air traffic control infrastructure constraints, such as limitations on the number of landing slots, can also impact the operating leasing market.

MSAF Group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of aircraft type. In addition, operating restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF Group, may also impact MSAF Group's ability to compete against other lessors.

II Comparison of Actual Cash Flows versus the 2000 Base Case for the
   Third Quarter 2000

The March 8, 2000 Offering Memorandum for the New Notes contains assumptions in respect of MSAF Group's future cash flows and cash expenses (the "2000 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments and Exceptional Items. A discussion of the Cash Collections, Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments, Exceptional Items and Principal Payments is given below and should be read in conjunction with the analysis in Appendix B.


CASH COLLECTIONS

"Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals plus Movement in Current Arrears Balance less Net Stress-related Costs), Interest Earned, and Net Maintenance.

Cash Collections                            Actual   Base Case   Variance
                                            $ MM       $ MM        $ MM

Lease Rentals                                57.9       57.9         -
      - Renegotiated Leases                     -          -         -
      - Rental Resets                           -          -         -
                                            -----------------------------
Contracted Lease Rentals                     57.9       57.9         -

Movement in Current Arrears Balance           0.1          -        0.1
Net Stress-related Costs                      3.2       (2.7)       5.9
                                            -----------------------------
Net Lease Rentals                            61.2       55.2        6.0

Interest Earned                               1.1        0.6        0.5
Net Maintenance                              (3.5)         -       (3.5)
                                           ------------------------------
Total Cash Collections                       58.8       55.8        3.0
                                           ------------------------------

In the Third Quarter 2000, MSAF Group generated approximately $58.8 million in Total Cash Collections, $3.0 million more than assumed in the 2000 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix B).

[2]  Renegotiated Leases
     Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. No lease was renegotiated during the Third Quarter 2000.

[3]  Rental Resets
     Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the 2000 Base Case. In the Third Quarter 2000, one new lease was written. To compensate for a short lease term (4 months), the lease rate was above market, resulting in a small increase over the 2000 Base Case assumptions for this aircraft. See Section IV - "Recent Developments" for a discussion of current re-leasing events as of October 1, 2000.

[4]  Contracted Lease Rentals
     Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 2000 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the Third Quarter 2000, Contracted Lease Rentals were $57.9 million, the same as assumed in the 2000 Base Case.

[5]  Movement in Current Arrears Balance
     Current Arrears are the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The Current Arrears Balance at the end of the Second Quarter 2000 (payment date of May 15, 2000) was $0.9 million versus $0.8 million at the end of the Third Quarter 2000, a decrease in arrears of $0.1 million.

     Aircraft Type    Country       Current   Current   Movement in   Security
                                    Arrears   Arrears   in Current    Deposits
                                    5/15/00   8/15/00    Arrears        Held
                                     $ MM      $ MM       $ MM          $ MM
     A310-300         Brazil          0.7       0.0       (0.7)           -
     B737-300         USA             0.2       0.0       (0.2)           -
     A320-200         Ireland         0.0       0.7        0.7           1.0
     Engine           Netherlands     0.0       0.1        0.1           0.1
                                   --------------------------------------------
     Total                            0.9       0.8       (0.1)          1.1
                                   --------------------------------------------

     As of the Noteholders Report on August 15, 2000, two lessees were in arrears, owing $0.8 million, against which MSAF Group held security deposits of $1.1 million. See Section IV - "Recent Developments" for a discussion of Current Arrears as of October 1, 2000.

     Net Stress-related Costs
     Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 2000 Base Case assumed Net Stress-related Costs equal to 4.5% of the 2000 Base Case Lease Rentals.

     Net Stress-related Costs            Actual         Base Case      Variance
                                          $ MM            $ MM           $ MM
     Bad Debts
                                          (1.8)
     Security Deposits Drawn Down          0.7
     Restructured Arrears
     AOG
     Other Leasing Income                  6.4
     Repossession Costs                   (0.3)
                                         --------------------------------------
     Net Stress-related Costs              3.2           (2.7)           5.9
                                         --------------------------------------

     For the Third Quarter 2000, Net Stress-related Costs amounted to positive income of $3.2 million. A detailed analysis of Net Stress-related Costs is provided below in line items [6] to [11].

[6]  Bad Debts and [7] Security Deposits Drawn Down
     Bad Debts are rental arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee. In the Third Quarter 2000, rental arrears associated with two lessees were deemed irrecoverable and classified as Bad Debts.

     A former Brazilian lessee, B.R.A., defaulted on its obligations under its lease of an A310-300 aircraft and the aircraft was repossessed in May 2000. The lease was scheduled to expire in July 2007. The total amount of rental payments due under the lease at the date of repossession was $1.3 million. There was no security deposit held by MSAF Group to offset against the arrears balance.

     A second Brazilian lessee, VASP, defaulted on its obligations under its lease of a B737-300 aircraft and the aircraft was repossessed in May 2000 following legal proceedings against VASP. The lease was scheduled to expire in March 2003. The total rental payments due under the lease at the date of repossession totaled $0.5 million. A security deposit of $0.7 million, held by MSAF Group, was drawn down against this lessee, covering the arrears and a portion of the expenditure incurred in returning the aircraft to a deliverable condition.

[8]  Restructured Arrears
     Restructured Arrears refer to current arrears that have been capitalized and restructured into a note payable, which is repaid over an agreed period. There were no losses from Restructured Arrears in the Third Quarter 2000. See Section IV - "Recent Developments" for information on the current level of Restructured Arrears as of October 1, 2000.

[9]  Aircraft on Ground ("AOG")
     AOG is defined as the Base Case Lease Rental lost when an aircraft is off-lease and non-revenue earning.

         AOG Analysis for the Third Quarter 2000
             Aircraft Type   Old Lessee   New Lessee            Lost Rental
                                                                   $ MM
          1  A310-300        B.R.A.       Region Air                0.9
          2  B737-300        VASP         -                         0.7
          3  B737-400        TAESA        Travel Service            0.2
                                                                ------------
             Total                                                  1.8
                                                                ------------

       The impact of AOG downtime amounted to lost rental of $1.8 million during the Third Quarter 2000. This was in respect of three aircraft, one A310-300 (previously on lease to B.R.A.), one B737-300 (previously on lease to VASP) and one B737-400 (previously on lease to TAESA). All three leases were terminated early and the aircraft repossessed. See
       Section IV - "Recent Developments" for an analysis of AOG Costs as of October 1, 2000.

[10]   Other Leasing Income
       Other Leasing Income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments, default interest or payment for excess flight hours flown. In the Third Quarter 2000, Other Leasing Income amounted to $6.4 million. This mainly related to $4.0 million received in respect of an insurance claim submitted for the maintenance work, repairs and services required to reconstruct the technical records following repossession of a B757-200 aircraft from Guyana Airways. The remainder consisted of $2.1 million received against arrears due before the New Issuance Date (March 15, 2000) and $0.3 million received from a lessee in respect of the fee payable upon exercise of an early termination option.

[11]   Repossession Costs
       Repossession Costs consist of legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the Third Quarter 2000, Repossession Costs amounted to $0.3 million, which primarily related to consultancy and legal fees incurred during the repossession of the A310-300 previously on lease to B.R.A. and repossession of the B737-300 previously on lease to VASP.

[13]   Net Lease Rentals
       Net Lease Rentals is Contracted Lease Rentals plus the Movement in Current Arrears Balance less Net Stress-related Costs. In the Third Quarter 2000, Net Lease Rentals amounted to $61.2 million, $6.0 million greater than assumed in the 2000 Base Case. The variance was primarily attributable to the increase in Other Leasing Income, which is discussed above in line item [10].

[14]   Interest Earned
       Interest Earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account in the Third Quarter 2000 consisted of the cash liquidity reserve amount of $30.0 million, lessee Security Deposits of $18.3 million, plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next three months. The average interest rate for the three-month period was 6.50%, 53 basis points greater than the 5.97% assumed in the 2000 Base Case. In the Third Quarter 2000, Interest Earned amounted to $1.1 million, $0.5 million more than assumed in the 2000 Base Case. The difference was due primarily to a higher interest rate and interest earned on Other Leasing Income received during the Third Quarter 2000.

[15]  Net Maintenance
      Net Maintenance refers to maintenance receipts less any maintenance reimbursements paid to lessees. In the Third Quarter 2000, actual maintenance receipts amounted to $6.8 million while maintenance expenditure amounted to $10.3 million, generating negative Net Maintenance of $3.5 million.

      Maintenance expenditure included costs incurred in the overhaul of two A310-300 airframes previously on lease to Oman air ($2.4 million), the overhaul of one B737-400 airframe previously on lease to TAESA ($1.0 million), the reimbursement from reserves for the overhaul of five engines ($6.2 million) and two C-Checks ($0.7 million). The 2000 Base Case made no assumptions for Net Maintenance as it assumed that, over time, maintenance receipts will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance receipts will exactly equal maintenance expenditure.


CASH EXPENSES

"Total Cash Expenses" include Aircraft Operating Expenses and SG&A Expenses. In the Third Quarter 2000, Total Cash Expenses were $3.0 million, the same as assumed in the 2000 Base Case, which assumed these costs to be 5.0% of the 2000 Base Case Lease Rentals.

Cash Expenses                  Actual       Base Case        Variance
                                $ MM          $ MM             $ MM
Aircraft Operating Expenses     (0.2)         (0.5)             0.3
SG&A Expenses                   (2.8)         (2.5)            (0.3)
                               --------------------------------------
Total Cash Expenses             (3.0)         (3.0)               -
                               --------------------------------------

Aircraft Operating Expenses include all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the Third Quarter 2000, Aircraft Operating Expenses amounted to $0.2 million, $0.3 million less than the 2000 Base Case, which assumed these costs to be 0.8% of the 2000 Base Case Lease Rentals.

[17]   Insurance
       Insurance costs of $0.1 million were incurred in the Third Quarter 2000 and related to the payment of the quarterly premium in respect of the aircraft contingent insurance program.

[18]   Re-leasing and other overhead costs
       Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the Third Quarter 2000 these costs amounted to $0.1 million.

SG&A Expenses relate to fees paid to the Aircraft Servicer and to other service providers. In the Third Quarter 2000, SG&A Expenses were $2.8 million, $0.3 million higher than assumed in the 2000 Base Case. The variance is described below in line items [20] and [21].

[20]   Aircraft Servicer Fees
       The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In the Third Quarter 2000, the total Aircraft Servicer Fees paid was $2.0 million, in line with the 2000 Base Case assumptions.

                  Aircraft Servicer Fees consist of:
                                                     $ MM
                                                     ----
                  Base Fee                            0.7
                  Rent Collected Fee                  0.7
                  Rent Contracted Fee                 0.6
                  Incentive Fee 1999/2000*            0.0
                                                      ---
                  Total Servicer Fee                  2.0
                  *For financial year ended November 30, 2000

        The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1% of all rentals contracted in the current calendar month. The Rent Collected Fee is equal to approximately 1.25% of all rentals received during the previous calendar month. The Incentive Fee applies to the Initial Portfolio only and is set at 10% of all cash flow received above a targeted annual amount set in the Operating Budget at the beginning of each financial year. No Incentive Fee was payable to ILFC in the Third Quarter 2000 for the financial year ended November 2000.

[21]    Other Servicer Fees
        Other Servicer Fees relate to fees and expenses paid to other service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In the Third Quarter 2000, Other Servicer Fees amounted to $0.8 million as compared to an assumed expense of $0.5 million in the 2000 Base Case, a variance of $0.3 million. The variance was due primarily to the payment of $0.3 million for the registration of the New Notes with the Securities and Exchange Commission.


NET CASH COLLECTIONS

"Net Cash Collections" equals Total Cash Collections less Total Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments and Exceptional Items.

Net Cash Collections               Actual         Base Case       Variance
                                    $ MM            $ MM            $ MM
Total Cash Collections              58.8            55.8             3.0
Total Cash Expenses                 (3.0)           (3.0)              -
Drawings from Expense Account       11.2               -            11.2
Transfers to Expense Account       (10.8)              -           (10.8)
Interest Payments                  (33.7)          (31.1)           (2.6)
Swap Payments                       (0.2)           (2.5)            2.3
Exceptional Items                      -               -               -
                                   ---------------------------------------
Net Cash Collections                22.3            19.2             3.1
                                   ---------------------------------------


[23]    Total Cash Collections
        As discussed in line items [1] to [15], MSAF Group generated approximately

        $58.8 million in Total Cash Collections, $3.0 million more than assumed in the 2000 Base Case.

[24]    Total Cash Expenses
        As discussed in line items [17] to [21], MSAF Group incurred approximately $3.0 million in Total Cash Expenses, the same as assumed in the 2000 Base Case.

[25]    Drawings from Expense Account
        The Expense Account contains cash set aside each month from current cash collections to pay for expenses which are expected to be payable over the next three months. The Administrative Agent determines the level of cash set aside each month. In the Third Quarter 2000, $11.2 million was drawn from the Expense account to pay expenses incurred and which were payable during the period. The 2000 Base Case made no assumption as to the level of these Drawings.

[26]    Transfers to Expense Account
        Transfers to the Expense Account represents the level of cash set aside each month to pay for expenses which are expected to be payable over the next three months. During the Third Quarter 2000, $10.8 million was transferred to the Expense Account. As at August 15, 2000, the closing balance on the Expense Account was $4.1 million, which will be used to fund future expenses, primarily maintenance.

[27]    Interest Payments and [28] Swap Payments
        In the Third Quarter 2000, Interest Payments to Noteholders amounted to $33.7 million. This is $2.6 million higher than the 2000 Base Case, which assumed interest costs for the Third Quarter 2000 to be $31.1 million. The higher interest payments are due to a higher than assumed debt balance outstanding during the three month period and a higher than assumed average LIBOR. The average LIBOR for the Third Quarter 2000 was 6.60% versus an assumed LIBOR of 5.97%. The higher interest costs were offset by a reduction in the amount of Swap Payments. MSAF paid $0.2 million in swap costs, $2.3 million less than assumed in the 2000 Base Case.

 [29]   Exceptional Items
        Exceptional Items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in the Third Quarter 2000.

 [31]   Principal Payments
        In the Third Quarter 2000, total Principal Payments to Noteholders amounted to $22.3 million, $3.1 million greater than assumed in the 2000 Base Case, reflecting the higher Net Cash Collections available during this period, mainly as a result of Other Leasing Income.

III Other Financial Data

An analysis of MSAF Group's Performance to Date versus the 2000 Base Case as of August 15, 2000 is shown in Appendix C. Details of interest and debt coverage ratios and Loan-to-Value ratios (LTV's) as of August 15, 2000 are shown in Appendix D.

Cash
Cash held at August 15, 2000 was $52.4 million. This includes $30.0 million representing the cash portion of the Liquidity Reserve Amount at that time. This is a source of liquidity for, among other things, maintenance obligations, operating expenses and contingent liabilities. The balance consists of $18.3 million in lessee security deposits and $4.1 million in accrued expenses held in the Expense Account in respect of future maintenance obligations and other costs.

In addition to the $52.4 million cash balance held at August 15, 2000, the Liquidity Reserve Amount also contained credit and liquidity facilities provided by MSDW and ILFC aggregating to $71.0 million. Neither of these facilities was drawn upon in the Third Quarter 2000.

Aircraft Values
Under the terms of the Notes, MSAF Group is required to obtain new appraisals of the Base Value of each aircraft from a minimum of three independent appraisers each year. The annual appraisal must be delivered to the Security Trustee no later than October 31 of each year. The next appraisal is due to deliver to the Trustee no later than October 31, 2000. The current appraisals as of November 30, 1999 are shown in Appendix A.

A-D Note Balance
As of August 15, 2000, the aggregate amount of Class A-D Notes outstanding was $1,797.0 million, slightly ahead of the 2000 Base Case assumptions.

IV Recent Developments

The following discussion refers to information pertaining to the portfolio of 62 aircraft assets, which were owned by MSAF Group as of October 1, 2000.

Re-marketing Task for Portfolio of 62 Aircraft Assets
As of October 1, 2000, one aircraft from a portfolio of 62 aircraft assets was off-lease. The aircraft, a B737-300, is currently being marketed by the Servicer.

Summary
                                                                No. of Aircraft
No. of Aircraft Assets subject to Lease Agreements                     61
No. of Aircraft Assets off-lease                                        1
                                                                    ---------
Total No. of Aircraft Assets                                           62
                                                                    ---------

No. of Aircraft Assets scheduled to expire before Dec 31, 2000          2
No. of Aircraft Assets scheduled to expire in the year to
  Dec 31, 2001                                                         12
                                                                    ---------
Equals Total Near-term re-marketing task                               14
------                                                              ---------
                                                                    ---------
Of which LOI signed                                                     5
                                                                    ---------


Two leases are scheduled to expire before December 31, 2000. One of the two aircraft, a B767-200, is subject to a non-binding letter of intent. The second aircraft, a B737-400, is not yet subject to a non-binding letter of intent, but the Servicer is currently negotiating with the current operator and with other interested parties.

Re-marketing Task: By Number of Aircraft
--------------------------------------------------------------
Year ending   2000   2001   2002   2003   2004   >2005   Total
--------------------------------------------------------------
A300                                        1       1      2
A310                                 2              1      3
A320                   1      1      3              1      6
A321                          1      1                     2
A330                   1                                   1
A340                                 1                     1
B737           2o      7*     2      4      3       2     20
B747                          1      1                     2
B757                   2*     1                     5      8
B767           1*             1      1      1       2      6
F50                                  2                     2
F70                                  1      2              3
MD82                                        1              1
MD83                   1             1              2      4
Engine                        1                            1
Total           3     12      8     17      8      14     62
--------------------------------------------------------------
* Includes aircraft currently subject to a non-binding letter of intent.
o Includes one aircraft currently off-lease.

Re-marketing Task: By Appraised Value*
---------------------------------------------------------------------
Year ending   2000    2001    2002    2003    2004    >2005    Total
---------------------------------------------------------------------
A300                                          2.55%    2.31%    4.86%
A310                                  2.25%            1.38%    3.63%
A320                  1.52%   1.61%   4.59%            1.49%    9.21%
A321                          1.95%   1.98%                     3.93%
A330                  4.00%                                     4.00%
A340                                  4.58%                     4.58%
B737          2.09%   7.96%   2.53%   5.13%   3.84%    1.48%   23.03%
B747                          4.87%   2.45%                     7.32%
B757                  3.93%   1.47%                    9.68%   15.08%
B767          1.47%           2.85%   2.66%   3.00%    6.52%   16.50%
F50                                   0.62%                     0.62%
F70                                   0.68%   1.45%             2.13%
MD82                                          0.89%             0.89%
MD83                  0.95%           0.99%            2.00%    3.94%
Engine                        0.28%                             0.28%
---------------------------------------------------------------------
Total         3.56%  18.36%  15.56%  25.93%  11.73%   24.86%     100%
---------------------------------------------------------------------
*Appraised Value as of November 30, 1999

As of October 1, 2000, 48 leases, representing 75.14% of the portfolio by appraised value as of November 30, 1999, are scheduled to expire before December 31, 2004. As of October 1, 2000, the average remaining term to lease expiry date, weighted by appraised value as of November 30, 1999 was 34 months. This would extend to 38 months if the five aircraft currently the subject of non-binding letters of intent were progressed to signed leases.


Aircraft on Ground (AOG)
As of October 1, 2000, there were two aircraft on the ground. One aircraft was subject to a signed lease and one aircraft was unplaced.

     AOG Analysis October 1, 2000
     Aircraft Type     Old Lessee     Status              Expected
                                                          Delivery Date
     A310-300          B.R.A.         Lease Signed        October 2000
     B737-300          VASP           Available           n/a

One A310-300 aircraft was repossessed from B.R.A. in May 2000. The aircraft is currently subject to a signed lease and is scheduled to deliver to a new lessee in October 2000. This aircraft represents approximately 1.4% of the portfolio by appraised value as of November 30, 1999.

One B737-300 aircraft was repossessed from VASP in May 2000. At the repossession date one of the engines was off-wing and in VASP's possession. Following a recent ruling by a Brazilian court, the engine has now been returned to MSAF Group. This aircraft represents approximately 1.0% of the portfolio by appraised value as of November 30, 1999.

Lessee Difficulties

Current Arrears
As of October 1, 2000, five lessees were in arrears. The eight aircraft on lease to these lessees represented 11.6% of the portfolio by appraised value as of November 30, 1999. The total Current Arrears amount with respect to these five lessees was $3.5 million, of which $1.9 million related to rental payments and $1.6 million related to maintenance reserves. MSAF Group held security deposits of $3.7 million against these arrears. The Current Arrears amount represented 1.5% of annual lease rental payments. The weighted average number of days past due of such arrears was 52 days.

Regional Analysis of Current Arrears
The categorization of countries into the geographical regions of Developed Markets, Emerging Markets and Other is determined using Morgan Stanley Capital International, Inc. ("MSCI") designations. A regional analysis of Current Arrears as of October 1, 2000 is shown below.

                                    %       No. of     No. of    No. of   Current   Security
           Region               Appraised  Countries  Aircraft  Lessees   Arrears   Deposit
                                  Value                                     $ MM      $ MM
Developed  Europe                 3.1%         1         2         1         1.4       1.0
           North America          2.9%         1         3         1         0.7       1.0
           Pacific                  -          0         0         0         0.0       0.0
Emerging   Europe and Middle      3.1%         2         2         2         1.0       1.2
           Asia                     -          0         0         0         0.0       0.0
           Latin America            -          0         0         0         0.0       0.0
Other      Other                  2.5%         1         1         1         0.4       0.5
                                -------------------------------------------------------------
           Total Arrears          11.6%        5         8         5         3.5       3.7
                                -------------------------------------------------------------

Europe (Developed)
MSAF Group currently leases 27.4% of the portfolio by appraised value as of November 30, 1999 in the Europe (Developed) region. One of the five lessees currently in arrears is based in this region. In January 2000, TransAer, a lessee based in Ireland, restructured rental and maintenance arrears into a note payable of $1.4 million. All of these restructured payments were due but unpaid on October 1, 2000. MSAF Group holds security deposits of $1.0 million against the arrears. These aircraft, both A320-200s, represent 3.1% of the portfolio by appraised value as of November 30, 1999. See "Restructured Arrears" below for a further discussion of these arrears.

North America (Developed)
MSAF Group currently leases 15.4% of the portfolio by appraised value as of November 30, 1999 in the North America (Developed) region. One of the five lessees currently in arrears is based in the North America region. As of October 1, 2000, TWA, a lessee based in the U.S.A., owed rental arrears of $0.7 million against which MSAF Group held security deposits of $1.0 million. This lessee habitually makes its rental payments approximately one week later than its contracted due date and this is, therefore, not deemed to be a receivables issue. These three aircraft, one MD-82 and two MD-83s, represent a total of 2.9% of the portfolio by appraised value as of November 30, 1999.

Pacific (Developed)
MSAF Group currently leases 11.3% of the portfolio by appraised value as of November 30, 1999 in the Pacific (Developed) region. As of October 1, 2000, none of these lessees were in arrears.

Europe and Middle East (Emerging)
MSAF Group currently leases 7.8% of the portfolio by appraised value as of November 30, 1999 in the Europe and Middle East (Emerging) region. Two of the five lessees in arrears are based in this region. As of October 1, 2000, Air Alfa, a lessee based in Turkey, owed total arrears of $0.7 million, of which $0.3 related to rental payments and $0.4 related to maintenance reserves. MSAF Group held a security deposit of $0.7 million against these arrears. This aircraft, an A321-100, represents 2.0% of the portfolio by appraised value as of November 30, 1999.

The other lessee, Travel Service, based in the Czech Republic, owed maintenance arrears of $0.3 million as at October 1, 2000, against which MSAF Group held a security deposit of $0.5 million. This aircraft, a B737-400, represents 1.1% of the portfolio by appraised value as of November 30, 1999.

Asia (Emerging)
MSAF Group currently leases 16.5% of the portfolio by appraised value as of November 30, 1999 in the Asia (Emerging) region. As of October 1, 2000, none of the lessees in this region were in arrears.

Latin America (Emerging)
MSAF Group currently leases 5.0% of the portfolio in Latin America (all in Mexico) by appraised value as of November 30, 1999. None of the lessees currently in arrears are based in Latin America. However, arrears that were categorized as Bad Debts during the Third Quarter 2000 related to two aircraft that were leased in Latin America. See "Bad Debts" below and Section II - "Comparison of Actual Cash Flows versus the 2000 Base Case for the Third Quarter 2000", line items [6] and [7] for a discussion of these Bad Debts.

Other
MSAF Group currently leases 15.6% of the portfolio by appraised value as of November 30, 1999 in the Other region. One of the five lessees currently in arrears is based in this region. As of October 1, 2000, Air Atlanta Icelandic, a lessee based in Iceland, owed total arrears of $0.4 million, of which $0.1 million related to rental payment and $0.3 million related to maintenance reserves. MSAF Group held a security deposit of $0.5 million against these arrears. The aircraft, a B747-300, represents 2.5% of the portfolio by appraised value as of November 30, 1999.

Bad Debts
With the exception of the Current Arrears of $3.5 million that was discussed under Lessee Difficulties above, as of October 1, 2000 there were no other arrears amounts due to be paid to the MSAF Group.

During the Third Quarter 2000, rental arrears associated with a former Brazilian lessee, B.R.A, were deemed irrecoverable and classified as Bad Debts. The Servicer is currently negotiating with B.R.A. to try and recover some of these Bad Debts. Notwithstanding the outcome of these negotiations there is no certainty that the Bad Debts will be recovered.


Restructured Arrears
A former Brazilian lessee, VARIG, negotiated an early termination of its lease of a B747-300 aircraft in July 1999. The total amount of rental payments and maintenance reserves due under this lease, at the date of the termination agreement, was $4.8 million against which MSAF Group drew down a security deposit of $1.1 million. Under the terms of the termination agreement, VARIG is scheduled to repay $10.8 million over eight years to offset arrears of $4.8 million and approximately $6.0 million for maintenance and downtime costs. Provided no default has occurred by October 2005 under this note payable, the total remaining payments will be reduced by approximately $1.1 million on a pro-rata basis between October 2005 and October 2007, the scheduled final payment date under the note. As of October 1, 2000, VARIG had made all payments due under the note payable. This aircraft represents approximately 2.5% of the portfolio by appraised value as of November 30, 1999.

In January 2000, TransAer, a lessee based in Ireland, restructured rental and maintenance arrears for two A320-200 aircraft into a note payable of $1.4 million. The terms of the restructuring agreement were that amounts totaling $1.4 million would be repaid during June and July 2000, but remain unpaid as of October 1, 2000. The lessee is meeting its current obligations under both leases. TransAer had been experiencing financial difficulties but has recently merged with another airline carrier. TransAer believes that this merger will provide it with the capital necessary to secure its future. MSAF Group is negotiating the deferral of the note payable of $1.4 million to be paid during 2001. The two aircraft represent approximately 3.1% of the portfolio by appraised value as of November 30, 1999.


Airworthiness Directive
On September 14, 2000, the United States Federal Aviation Administration (FAA) announced a proposal for the long-term redesign of the Boeing 737 rudder system and several short-term initiatives designed to enhance rudder safety on all Boeing 737 models. The redesign would increase the overall safety of the B737 by simplifying the rudder system and eliminating a range of both previously known and recently discovered failure possibilities. It may be some time before the FAA issues a formal airworthiness directive (AD). There are currently twenty B737s in the portfolio, together representing 23.0% of the portfolio by appraised value as of November 30, 1999. One of the twenty B737 aircraft is currently off-lease, but under the remaining nineteen leases all costs of compliance with Airworthiness Directives are the obligation of the lessees.

The FAA issued an AD in each of July and August 2000 requiring special detailed inspections to detect cracking of the main deck cargo door frames of Pemco-converted Boeing 737-200 and 737-300 freighters. The FAA is now considering a further AD to supersede the first two ADs, the result of which may be a requirement to replace the main deck cargo door frames. There are two aircraft in the portfolio, which may be subject to the findings of the FAA, together representing 2.0% of the portfolio by appraised value as of November 30, 1999. Under the lease of the first aircraft, all costs of compliance with ADs are the obligation of the lessee. Under the lease of the second aircraft, the costs of compliance of this potential AD are to be shared by lessor and lessee.

                                                                     Appendix A

                                Coverage Ratios
                             as of October 1, 2000

Morgan Stanley Aircraft Finance

                                                                                                          Appraised
                                                                                                          Value
                                                                                               Date of    as of
                                                                      Engine          Serial   Manufac-   Nov. 30,   % of
   Region (1)     Country         Lessee                  Type        Configuration   Number   turer      1999 ($MM) Fleet  Regional
   ---------      -------         ------                  ----        -------------   ------   --------   ---------  -----  --------
 1 Europe         France          Air Liberte             MD-83       PW JT8D-219     49822    20-Dec-88    19.1     1.0%
 2 (Developed)    France          l'Aeropostale           B737-300    CFM 56-3C1      23788    29-May-87    19.2     1.0%
 3                Ireland         Aer Lingus              A330-300    CF6-80E1          54     19-Apr-94    80.0     4.0%
 4                Ireland         TransAer                A320-200    V2500-A1         414     18-May-93    30.6     1.5%
 5                Ireland         TransAer                A320-200    V2500-A1         428     04-May-94    32.1     1.6%
 6                Netherlands     KLM                     Engine      CF6-80C2-B6F    704279   01-Jul-95     5.5     0.3%
 7                Netherlands     KLM Cityhopper          F50         PW100-125B      20232    01-Oct-91     6.3     0.3%
 8                Netherlands     KLM Cityhopper          F50         PW100-125B      20233    01-Oct-91     6.2     0.3%
 9                Netherlands     Transavia               B737-300    CFM 56-3C1      27635    17-May-95    27.3     1.4%
10                Norway          Braathens               B737-500    CFM 56-3B1      25165    23-Apr-93    19.7     1.0%
11                Norway          Braathens               B737-500    CFM 56-3C1      26304    15-Sep-94    21.2     1.1%
12                Spain           Air Europa              B737-400    CFM 56-3C1      24707    01-Jun-91    24.7     1.2%
13                UK              Air 2000                B757-200ER  RB211-535E4     23767    01-Apr-87    29.7     1.5%
14                UK              Air 2000                B767-300ER  CF6-80C2-B6F    26256    01-Apr-93    63.8     3.2%
15                UK              Britannia Airways       B767-200    CF6-80A         23807    25-Aug-87    29.5     1.5%
16                UK              Britannia Airways       B757-200    RB211-535E4     26266    13-Jan-93    41.2     2.1%
17                UK              JMC Airlines            A320-200    V2500-A1         393     26-Feb-93    30.4     1.5%
18                UK              JMC Airlines            B757-200    RB211-535E4     24367    01-Feb-89    31.7     1.6%
19                UK              Monarch Airlines        A320-200    CFM 56-5A3       446     28-Oct-93    30.5     1.5%
    - subtotal                                                                                                               27.4%

20 North America  Canada          Canada 3000             A320-200    CFM 56-5A3       397     25-May-93    30.8     1.5%
21 (Developed)    Canada          Canadian Airlines       A320-200    CFM 56-5A3       279     18-Feb-92    29.9     1.5%
22                U.S.A.          Alaska Airlines         B737-400    CFM 56-3C1      25104    21-May-93    26.6     1.3%
23                U.S.A.          Alaska Airlines         B737-400    CFM 56-3C1      25105    27-Jul-93    26.6     1.3%
24                U.S.A.          Continental Airline     B737-300    CFM 56-3B1      26309    05-Dec-94    26.3     1.3%
25                U.S.A.          National Airlines       B757-200ER  RB211-535E4     24260    20-Dec-88    33.5     1.7%
26                U.S.A.          Southwest Airlines      B737-300    CFM 56-3B1      23255    26-Jun-85    14.4     0.7%
27                U.S.A.          Southwest Airlines      B737-300    CFM 56-3B2      23256    11-Jul-85    15.3     0.8%
28                U.S.A.          TWA                     B757-200ER  PW 2037         28160    22-Jul-96    47.8     2.4%
29                U.S.A.          TWA                     MD-83       PW JT8D-219     49657    01-Apr-88    19.6     1.0%
30                U.S.A.          TWA                     MD-83       PW JT8D-219     49824    31-Mar-89    20.4     1.0%
31                U.S.A.          TWA                     MD-82       PW JT8D-217C    49825    31-Mar-89    17.8     0.9%
    - subtotal                                                                                                               15.4%

32 Pacific        Hong Kong       Cathay Pacific          B747-400    RB211-525H2-19  24955    25-Sep-91    97.4     4.9%
33 (Developed)    New Zealand     Air New Zealand         B767-300ER  CF6-80C2-B6     24875    14-Jun-91    57.0     2.8%
34                Singapore       Region Air              A310-300    PW JT9D-7R4E1    409     21-Nov-85    22.3     1.1%
35                Singapore       Region Air              A310-300    PW JT9D-7R4E1    410     29-Nov-85    22.7     1.1%
36                Singapore       Region Air              A310-300    PW JT9D-7R4E1    437     01-Nov-86    27.6     1.4%
    - subtotal                                                                                                               11.3%

37 Europe and     Czech Republic  Travel Service          B737-400    CFM 56-3B2      24234    15-Oct-88    21.9     1.1%
38 Middle East    Greece          Olympic Airways         B737-400    CFM 56-3C1      25371    13-Jan-92    25.1     1.3%
39 (Emerging)     Hungary         Malev                   F-70        TAY MK620-15    11564    20-Dec-95    13.7     0.7%
40                Hungary         Malev                   F-70        TAY MK620-15    11565    14-Feb-96    14.3     0.7%
41                Hungary         Malev                   F-70        TAY MK620-15    11569    08-Mar-96    14.7     0.7%
42                Turkey          Air Alfa                A321-100    V2530-A5         597     21-May-96    39.7     2.0%
43                Turkey          Pegasus                 B737-400    CFM 56-3C1      26279    01-Feb-92    25.7     1.3%
    - subtotal                                                                                                                7.8%

44 Asia           China           China Hainan            B737-300    CFM 56-3C1      26295    09-Dec-93    25.5     1.3%
45 (Emerging)     South Korea     Asiana Airlines         B767-300ER  CF6-80C2-B6F    24798    05-Oct-90    53.1     2.7%
46                South Korea     Asiana Airlines         B767-300ER  CF6-80C2-B6F    25132    24-Feb-92    60.1     3.0%
47                South Korea     Asiana Airlines         B737-400    CFM 56-3C1      26291    09-Aug-93    27.6     1.4%
48                South Korea     Asiana Airlines         B737-400    CFM 56-3C1      26308    31-Oct-94    27.9     1.4%
49                Taiwan          China Airlines          A300-600    PW 4158          555     22-Mar-90    46.3     2.3%
50                Taiwan          China Airlines          A300-600    PW 4158          625     31-Mar-92    51.1     2.6%
51                Taiwan          F.E.A.T.                B757-200ER  PW 2037         25044    28-May-91    37.5     1.9%
    - subtotal                                                                                                               16.5%

52 Latin America  Mexico          AeroMexico              B757-200ER  PW 2037         26272    01-Mar-94    41.4     2.1%
53 (Emerging)     Mexico          AeroMexico              MD-83       PW JT8D-219     53050    01-May-90    19.7     1.0%
54                Mexico          Mexicana                B757-200ER  PW 2040         24965    24-Mar-92    39.1     2.0%
    - subtotal                                                                                                                5.0%

55 Other          Fiji            Air Pacific             B767-300ER  CF6-80C2-B4F    26260    16-Sep-94    66.6     3.3%
56                Iceland         Air Atlanta Icelandic   B747-300B   CF6-80C2        24106    30-Apr-88    49.0     2.5%
57                Iceland         Icelandair              B737-300F   CFM 56-3B2      23811    01-Oct-87    19.8     1.0%
58                Lithuania       Lithuanian Airlines     B737-300    CFM 56-3B2      24449    01-Apr-90    21.7     1.1%
59                Macau           Air Macau               A321-100    V2530-A5         557     04-Dec-95    38.9     1.9%
60                Malta           Air Malta               B737-300    CFM 56-3B2      25161    25-Feb-92    24.6     1.2%
61                Mauritius       Air Mauritius           A340-300    CFM 56-5C3G       94     31-Mar-95    91.6     4.6%
    - subtotal                                                                                                               15.6%

62 Available
   for lease      AOG             AOG                     B737-300    CFM 56-3B2      24299    01-Nov-88    19.8     1.0%
    - subtotal                                                                                                                1.0%
                                                                                                         ------------------------
                                                                                                   Total 2,000.9     100%     100%
                                                                                                         ========================

   (1) Regions are defined according to the Morgan Stanley Capital International designations

   Number of aircraft on lease                                                                                                 61
   Number of aircraft off-lease                                                                                                 1
                                                                                                                           ------
   Total number of aircraft                                                                                                    62
                                                                                                                           ======

   Number of lessees                                                                                                           41
   Number of countries                                                                                                         25

   Total developed                                                                                                           54.1%
   Total emerging                                                                                                            29.3%
   Total other                                                                                                               15.6%
   Total AOG                                                                                                                  1.0%
                                                                                                                           ------
                                                                                                                            100.0%
                                                                                                                           ======

                                                                     Appendix B

                  Comparison of Actual Cash Flows versus the
                   2000 Base Case for the Third Quarter 2000

Morgan Stanley Aircraft Finance

------------------------------------------------------------------------------------------  ---------------------------------
                                                            Amounts in millions of USD             % of 2000 Base Case
                                                         ---------------------------------  ---------------------------------
                                                           Actual   Base Case   Variance       Actual   Base Case   Variance
------------------------------------------------------------------------------------------  ---------------------------------
                       CASH COLLECTIONS
 [1]                   Lease Rentals                         57.9        57.9          -       100.0%      100.0%          -
 [2]                   - Renegotiated Leases                    -           -          -           -          -            -
 [3]                   - Rental Resets                          -           -          -           -          -            -
                                                         ---------------------------------  ---------------------------------
 [4] Sum of [1]..[3]   Contracted Lease Rentals              57.9        57.9          -       100.0%      100.0%          -

 [5]                   Movement in Current Arrears Balance    0.1           -        0.1         0.1%          -         1.4%

                       less Net Stress-related Costs
 [6]                   - Bad Debts                           (1.8)                              -3.1%
 [7]                   - Security Deposits Drawn Down         0.7                                1.2%
 [8]                   - Restructured Arrears                   -                                  -
 [9]                   - AOG                                 (1.8)                              -3.1%
[10]                   - Other Leasing Income                 6.4                               11.2%
[11]                   - Repossession Costs                  (0.3)                              -0.5%
                                                         ---------------------------------  ---------------------------------
[12] Sum of [6]..[11]  sub-total                              3.2        (2.7)       5.9         5.7%       -4.5%       10.2%

[13]   [4]+[5]+[12]    Net Lease Rentals                     61.2        55.2        6.0       105.8%       95.5%       10.3%

[14]                   Interest Earned                        1.1         0.6        0.5         1.9%        1.0%        0.9%
                       Maintenance Receipts                   6.8           -        6.8        11.8%          -        11.8%
                       Maintenance Payments                 (10.3)          -      (10.3)      -17.8%          -       -17.8%
[15]                   Net Maintenance                       (3.5)          -       (3.5)       -6.0%          -        -6.0%

[16] Sum of [13]..[15] Total Cash Collections                58.8        55.8        3.0       101.7%       96.5%        5.2%

------------------------------------------------------------------------------------------  ---------------------------------
                       CASH EXPENSES
                       Aircraft Operating Expenses
[17]                   - Insurance                           (0.1)                             -0.2%
[18]                   - Re-leasing and other overheads      (0.1)                             -0.1%
                                                         ---------------------------------  ---------------------------------
[19]   [17]+[18]       sub-total                             (0.2)       (0.5)       0.3       -0.3%        -0.8%        0.5%

                       SG&A Expenses
                       Aircraft Servicer Fees
                       - Base Fee                            (0.7)       (0.7)         -       -1.2%        -1.2%          -
                       - Rent Collected Fee                  (0.7)       (0.7)         -       -1.2%        -1.2%          -
                       - Rent Contracted Fee                 (0.6)       (0.6)         -       -1.0%        -1.0%          -
                       - Incentive Fee                          -           -          -          -            -           -
                                                         ---------------------------------  ---------------------------------
[20]                   sub-total                             (2.0)       (2.0)         -        3.4%        -3.4%          -

                       Other Servicer Fees
                       - Cabot                               (0.3)       (0.3)         -       -0.5%        -0.5%          -
                       - Other Service Providers             (0.5)       (0.2)      (0.3)      -0.8%        -0.3%       -0.5%
                                                         ---------------------------------  ---------------------------------
[21]                   sub-total                             (0.8)       (0.5)      (0.3)      -1.3%        -0.8%       -0.5%

[22] Sum of [19]..[21] Total Cash Expenses                   (3.0)       (3.0)         -       -5.0%        -5.0%          -

------------------------------------------------------------------------------------------  ---------------------------------
                       NET CASH COLLECTIONS
[23]       [16]        Total Cash Collections                58.8        55.8        3.0      101.7%        96.5%        5.2%
[24]       [22]        Total Cash Expenses                   (3.0)       (3.0)         -       -5.0%        -5.0%          -
[25]                   Drawings from Expense Account         11.2           -       11.2       19.3%           -        19.3%
[26]                   Transfers to Expense Account         (10.8)          -      (10.8)     -18.7%           -       -18.7%
[27]                   Interest Payments                    (33.7)      (31.1)      (2.6)     -58.5%       -53.8%       -4.7%
[28]                   Swap Payments                         (0.2)       (2.5)       2.3       -0.3%        -4.5%        4.2%
[29]                   Exceptional Items                        -           -          -          -            -           -
                                                         ---------------------------------  ---------------------------------
[30] Sum of [23]..[29] TOTAL                                 22.3        19.2        3.1       38.5%        33.2%        5.3%
                                                         =================================  =================================
[31]                   PRINCIPAL PAYMENTS
                       subclass A2                            5.2         4.9        0.3        9.0%         8.5%        0.5%
                       subclass A3                              -           -          -          -            -           -
                       subclass A4                              -           -          -          -            -           -
                       subclass A5                           15.2        12.4        2.8       26.3%        21.5%        4.8%
                       subclass B1                            1.7         1.7          -        2.9%         2.9%          -
                       subclass B2                              -           -          -          -            -           -
                       subclass C1                            0.2         0.2          -        0.3%         0.3%          -
                       subclass C2                              -           -          -          -            -           -
                       subclass D1                              -           -          -          -            -           -
                                                         ---------------------------------  ---------------------------------
                       Total                                 22.3        19.2        3.1       38.5%        33.2%      5.3%
                                                         =================================  =================================

                                                                     Appendix C

                 Performance to Date versus the 2000 Base Case
                             as of August 15, 2000

Morgan Stanley Aircraft Finance

-----------------------------------------------------------------------------------------   -----------------------------
                                                             Amounts in millions of USD          % of 2000 Base Case
                                                            -----------------------------   -----------------------------
                                                            Actual   Base Case   Variance   Actual   Base Case   Variance
-----------------------------------------------------------------------------------------   -----------------------------
                         CASH COLLECTIONS
 [1]                     Lease Rentals                       102.4       102.4          -    100.0%      100.0%        -
 [2]                     - Renegotiated Leases                   -           -          -        -           -         -
 [3]                     - Rental Resets                         -           -          -        -           -         -
                                                            -----------------------------   -----------------------------
 [4] Sumof [1]..[3]      Contracted Lease Rentals            102.4       102.4          -    100.0%      100.0%        -

 [5]                     Movement in Current Arrears Balance  (0.8)          -       (0.8)    -0.8%          -       -0.1%

                         less Net Stress-related Costs
 [6]                     - Bad Debts                          (1.8)                           -1.8%
 [7]                     - Security Deposits Drawn Down        0.7                             0.7%
 [8]                     - Restructured Arrears                  -                               -
 [9]                     - AOG                                (2.5)                           -2.4%
[10]                     - Other Leasing Income                5.2                             5.1%
[11]                     - Repossession Costs                 (0.4)                           -0.4%
                                                            -----------------------------   -----------------------------
[12] Sum of [6]..[11]    sub-total                             1.2        (4.7)       5.9      1.2%       -4.5%       5.7%

[13]  [4]+[5]+[12]       Net Lease Rentals                   102.8        97.7        5.1    100.4%       95.5%       4.9%

[14]                     Interest Earned                       1.7         1.0        0.7      1.7%        1.0%       0.7%

                         Maintenance Receipts                 10.8           -       10.8     10.6%          -       10.6%
                         Maintenance Payments                (17.4)          -      (17.4)   -17.0%          -      -17.0%
                                                            -----------------------------   -----------------------------
[15]                     Net Maintenance                      (6.6)          -       (6.6)    -6.4%          -       -6.4%

[16] Sum of [13]..[15]   Total Cash Collections               97.9        98.7       (0.8)    95.7%       96.5%      -0.8%

-----------------------------------------------------------------------------------------   -----------------------------
                         CASH EXPENSES
                         Aircraft Operating Expenses
[17]                     - Insurance                          (0.3)                           -0.3%
[18]                     - Re-leasing and other overheads     (0.2)                           -0.2%
                                                            -----------------------------   -----------------------------
[19]   [17]+[18]         sub-total                            (0.5)       (0.8)       0.3     -0.5%       -0.8%       0.3%

                         SG&A Expenses
                         Aircraft Servicer Fees
                         - Base Fee                           (1.2)       (1.2)         -     -1.2%       -1.2%         -
                         - Rent Collected Fee                 (1.2)       (1.2)         -     -1.2%       -1.2%         -
                         - Rent Contracted Fee                (1.1)       (1.1)         -     -1.0%       -1.0%         -
                         - Incentive Fee                         -           -          -        -           -          -
                                                            -----------------------------   -----------------------------
[20]                     sub-total                            (3.5)       (3.5)         -     -3.4%       -3.4%         -

                         Other Servicer Fees
                         - Cabot                              (0.5)       (0.5)         -     -0.5%       -0.5%         -
                         - Other Service Providers            (1.0)       (0.3)      (0.7)    -1.0%       -0.3%      -0.7%
                                                            -----------------------------   -----------------------------
[21]                     sub-total                            (1.5)       (0.8)      (0.7)    -1.5%       -0.8%      -0.7%

[22] Sum of [19]..[21]   Total Cash Expenses                  (5.5)       (5.1)      (0.4)    -5.4%       -5.0%      -0.4%

-----------------------------------------------------------------------------------------   -----------------------------
                         NET CASH COLLECTIONS
[23]      [16]           Total Cash Collections               97.9        98.7       (0.8)    95.7%       96.5%      -0.8%
[24]      [22]           Total Cash Expenses                  (5.5)       (5.1)      (0.4)    -5.4%       -5.0%      -0.4%
[25]                     Drawings from Expense Account        16.3           -       16.3     15.9%          -       15.9%
[26]                     Transfers to Expense Account        (14.9)          -      (14.9)   -14.5%          -      -14.5%
[27]                     Interest Payments                   (54.8)      (52.0)      (2.8)   -53.6%      -50.9%      -2.7%
[28]                     Swap Payments                        (1.7)       (4.4)       2.7     -1.7%       -4.3%       2.6%
[29]                     Exceptional Items                       -           -          -        -           -          -
                                                            -----------------------------   -----------------------------
[30] Sum of [23]..[29]   TOTAL                                37.3        37.2        0.1     36.4%       36.3%       0.1%
                                                            =============================   =============================

-----------------------------------------------------------------------------------------   -----------------------------
[31]                     PRINCIPAL PAYMENTS
                         subclass A2                           6.5         7.3       (0.8)     6.3%        7.1%      -0.8%
                         subclass A3                             -           -          -        -           -          -
                         subclass A4                             -           -          -        -           -          -
                         subclass A5                          27.7        26.8        0.9     27.1%       26.2%       0.9%
                         subclass B1                           2.8         2.8          -      2.7%        2.7%         -
                         subclass B2                             -           -          -        -           -          -
                         subclass C1                           0.3         0.3          -      0.3%        0.3%         -
                         subclass C2                             -           -          -        -           -          -
                         subclass D1                             -           -          -        -           -          -
                                                            -----------------------------   -----------------------------
                         Total                                37.3        37.2        0.1     36.4%       36.3%       0.1%
                                                            =============================   =============================
-----------------------------------------------------------------------------------------   -----------------------------
[33]                     Debt Balances
                         subclass A2                         218.2       217.4       (0.8)
                         subclass A3                         580.0       580.0          -
                         subclass A4                         200.0       200.0          -
                         subclass A5                         372.3       373.2        0.9
                         subclass B1                          86.9        86.9          -
                         subclass B2                          75.0        75.0          -
                         subclass C1                          99.6        99.6          -
                         subclass C2                          55.0        55.0          -
                         subclass D1                         110.0       110.0          -
                                                           ------------------------------
                         TOTAL                             1,797.0     1,797.1        0.1
                                                           ==============================
-----------------------------------------------------------------------------------------

                                                                     Appendix D

                                Coverage Ratios
                             as of August 15, 2000

Morgan Stanley Aircraft Finance

-------------------------------------------------------------------------------------------------------
                                                 All Amounts in millions of USD unless otherwise stated

                                           Actual   2000 Base Case   Variance
      Source of Funds
      Net Cash Collections                   37.3             37.2        0.1
      Add Back Interest                      54.8             52.0        2.8
      Add Back Swap Payments                  1.7              4.4       (2.7)
                                           ------           ------     ------
 a                                           93.8             93.6        0.2
                                           ------           ------     ------
      Application of Funds
 b    Swap Payments                           1.7              4.4       (2.7)
 c    Class A Interest                       40.7             38.2        2.5
 d    Class A Minimum                         5.8              4.8        1.0
 e    Class B Interest                        5.0              4.7        0.3
 f    Class B Minimum                         2.3              2.3          -
 g    Class C Interest                        5.1              5.1          -
 h    Class C Minimum                           -                -          -
 i    Class D Interest                        4.0              4.0          -
 j    Class D Minimum                           -                -          -
 k    Class A Scheduled                       0.8              0.2        0.6
 l    Class B Scheduled                       0.5              0.5          -
 m    Class C Scheduled                       0.3              0.3          -
 n    Class D Scheduled                         -                -          -
 o    Permitted Aircraft Modifications          -                -          -
 p    Class A Supplemental                   27.6             29.1       (1.5)
                                           ------           ------     ------
                                             93.8             93.6        0.2
                                           ------           ------     ------
-------------------------------------------------------------------------------------------------------
[1]   Interest Coverage Ratio
      Class A                                2.21             2.20  = a / (b+c)
      Class B                                1.76             1.80  = a / (b+c+d+e)
      Class C                                1.55             1.57  = a / (b+c+d+e+f+g)
      Class D                                1.45             1.47  = a / (b+c+d+e+f+g+h+i)
[2]   Debt Coverage Ratio
      Class A                                1.43             1.47  = a / (b+c+d+e+f+g+h+i+j+k)
      Class B                                1.42             1.46  = a / (b+c+d+e+f+g+h+i+j+k+l)
      Class C                                1.42             1.45  = a / (b+c+d+e+f+g+h+i+j+k+l+m)
      Class D                                1.42             1.45  = a / (b+c+d+e+f+g+h+i+j+k+l+m+n)
-------------------------------------------------------------------------------------------------------
      Loan-to-Value Ratios        2000 Base Case       Actual        2000 Base Case
                                    15-Mar-00         15-Aug-00        15-Aug-00
                                  --------------      ---------      --------------
[3]   Assumed Portfolio Value         2,000.9          1,966.3          1,966.3

      Liquidity Reserve Amount
        - Cash                           30.0             30.0             30.0
        - Accrued Expenses                6.0              4.1              4.1
        - Security Deposits               7.1             18.3             18.3
                                      -------          -------          -------
      subtotal cash                      43.1             52.4             52.4
        - Letters of Credit              82.1             71.0             71.0
                                      -------          -------          -------
      Total Liquidity Reserve           125.2            123.4            123.4

[4]   Total Asset Value               2,126.1          2,089.7          2,089.7

      Note Balance
      Class A                         1,404.7  66.1%   1,370.5  65.6%   1,370.6  65.6%
      Class B                           164.7  73.8%     161.9  73.3%     161.9  73.3%
      Class C                           154.9  81.1%     154.6  80.7%     154.6  80.7%
      Class D                           110.0  86.3%     110.0  86.0%     110.0  86.0%
                                      -------          -------          -------
      Total                           1,834.3          1,797.0          1,797.1
-------------------------------------------------------------------------------------------------------

[1] Interest Coverage Ratio is equal to Net Cash Collections, before interest and swap payments, expressed as a ratio of the swap costs and interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

[2] Debt Coverage Ratio is equal to Net Cash Collections before interest and swap payments, expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of Notes plus the interest and minimum and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

[3] Assumed Portfolio Value represents the Initial Appraised Value of each aircraft in the Portfolio multiplied by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

[4] Total Asset Value is equal to Total Portfolio Value plus Liquidity Reserve Amount.